EXHIBIT 10.1

STOCK REPURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 7th day of May, 2012, by and between the individuals and entities set forth on the signature page hereof (hereinafter collectively referred to as the “Sellers”), RANDOM SOURCE, INC., a Florida corporation (hereinafter referred to as “Random Source”) and PROGUARD ACQUISITION CORP., a Florida corporation (hereinafter referred to as the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Sellers are the record owner and holders of an aggregate of 1,700,000 shares of the issued and outstanding shares of the Common Stock of the Corporation, in such names and amounts as set forth on Schedule A attached hereto and incorporated herein by such reference (the “Shares”); and

WHEREAS, Random Source desires to purchase the Shares and the Sellers desire to sell the Shares, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares aforementioned, it is hereby agreed as follows:

1.         Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Sellers shall sell, convey, transfer, and deliver to Random Source certificates representing the Shares, and Random Source shall purchase the Shares from the Sellers in consideration of the purchase price set forth in this Agreement.  The certificates representing the Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at a time and place mutually agreed upon by the Sellers, Random Source and the Corporation.  Following the Closing, the Shares shall be cancelled and returned to the status of authorized but unissued shares of the Corporation’s Common Stock.

2.         Amount and Payment of Purchase Price; Escrow Shares.  The total consideration and method of payment thereof are fully set out below:

(a)           Consideration.  As total consideration for the purchase and sale of the Shares pursuant to this Agreement, Random Source shall pay to the Sellers the aggregate sum of $304,000, such total consideration to be referred to in this Agreement as the “Purchase Price.”  The portion of the Purchase Price to be paid to each of the Sellers is as set forth on Schedule A.

(b)           Payment.  The Purchase Price shall be paid to the Sellers at Closing as follows:

(ii)           Wire transfer of $250,000 to the Trust Account of Sellers’ counsel, Eugene Kennedy, P.A. for further credit to the Sellers in the amount set forth on Schedule A;

(iii)           Delivery of a 90 day secured promissory note (the “Purchase Note”) in the form attached hereto as Exhibit A; and

(iv)           $1,068 representing prepayment of interest on the Purchase Note.

(c)           Escrow Shares.  In order to secure the timely payment of the Purchase Note, at Closing Random Source shall cause the Corporation to issue 2,000,000 shares of its common stock in the name of “Eugene M. Kennedy” (the “Escrow Shares”), which such shares shall be held by him in escrow pursuant to the terms and conditions of an Escrow Agreement to be entered into, the form of which is attached hereto as Exhibit B (the “Escrow Agreement”).  In the event the Purchase Note is paid on or before the maturity date, pursuant to the terms of the Escrow Agreement the certificate representing such shares shall be returned to Random Source for cancellation.  In the event, however, the Purchase Note is not paid on or before the maturity date, pursuant to the terms of the Escrow Agreement the Escrow Shares shall be forfeit forthwith in full satisfaction of the Purchase Note and Random Source shall thereafter have no continuing or further debt obligation thereunder.

(d)           Registration of Escrow Shares.  Pursuant to the terms and conditions of the Agreement and Plan of Reorganization dated April 27, 2012 by and between the Corporation and Random Source (the “Merger Agreement”), Random Source has agreed to cause the Corporation to file, as soon a practicable following the Closing, but in any event within 120 days from the, a registration statement on Form S-1 (the “Resale Registration Statement”) with the Securities and Exchange Commission to register for resale the shares as described in the Merger Agreement.  If the Resale Registration Statement is filed during the term of the Escrow Agreement, or thereafter, following default of the Purchase Note and forfeit of the Escrow Shares, Random Source shall cause the Corporation to include the Escrow Shares in the Resale Registration Statement.

3.         Representations and Warranties of the Sellers.  Each Seller hereby warrants and represents to Random Source and the Corporation:

(a)           Power and Standing.  Seller is authorized to enter into this Agreement and perform Seller’s obligations hereunder, and no consent of any person is necessary in order for Seller to sell, assign and transfer the Shares to Random Source.

(b)           Restrictions on Stock.

(i) Seller is not a party to any agreement, written or oral, creating rights in respect to the Shares in any third person or relating to the voting of the Shares.

(ii) Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges, except for any applicable restrictions under U.S. securities laws.

(iii) There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares, nor are there any securities convertible into such Shares.

4.         Representations and Warranties of Random Source and Corporation.   Random Source and Corporation hereby represent and warrant that there has been no act or omission by any party which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

5.         General Provisions.

(a)   Entire Agreement.  This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)   Sections and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)   Governing Law.  This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with, the laws of the State of Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLERS:
/s/ Norman Becker
Norman Becker

Corrections Systems International, Inc.

By:	/s/ Diane Martini
Diane Martini, President

Estate of Frank R. Bauer

By:	/s/ Jean Bauer
Jean Bauer, Executor

By:	/s/ Diane Martini
Diane Martini, Individually and as
Tenant Surviving Ronald Martini
By the Entireties

Corporate Investment Associates

By:	/s/ Diane Martini
Diane Martini, Proprietor

Professional Programmers, Inc.

By:	/s/ Diane Martini
Diane Martini, President, CEO, Director

Hi-Tech Leasing, Inc.

By:	/s/ Diane Martini
Diane Martini, President

Financial Communications, Inc.

By:	/s/ Diane Martini
Diane Martini, President

PROGUARD ACQUISITION CORP.

By:	/s/ Allerton Towne
Allerton Towne,
President

RANDOM SOURCE, INC.

By:	/s/ David A. Kriegstein
David A. Kriegstein,
President